UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2009

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 858.453.7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and its wholly owned subsidiaries, unless the context otherwise provides.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 23, 2009, we committed to a reduction in our U.S. workforce of approximately 31%, or a total of approximately 130 employees. This reduction is expected to be completed by June 22, 2009. Given the challenging economic environment, we believe it is necessary to reduce our cash usage and provide Arena with additional financial flexibility to support our expected filing of a New Drug Application, or NDA, for lorcaserin, our drug candidate for weight management that is being investigated in a Phase 3 clinical trial program, by the end of 2009.

As a result of this workforce reduction, we expect to incur cash charges, primarily in the second quarter of 2009, of approximately $3.0 million in connection with one-time employee termination costs, including severance and other benefits. We believe that this workforce reduction will result in annual operating cost savings of approximately $25.0 million. We expect to provide additional details on the financial impact of these changes when we report our first quarter 2009 financial results.

We intend to continue to focus on our clinical development program for lorcaserin and on select earlier-stage research and development projects.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the planned reduction of our workforce, including the expected size, timing, related charges and savings, and other expected impact of such reduction; the expected filing of an NDA for lorcaserin; future research and development focus and plans; and other statements about our strategy, internal programs, and ability to develop compounds and commercialize drugs. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the risk that the charges related to this reduction may be greater than anticipated, the risk that we may not realize the savings expected from this reduction, our ability to obtain additional funds, the timing, success and cost of our lorcaserin program and our other research and development programs, the risk that results of clinical trials or preclinical studies may not be predictive of future results, clinical trials and studies may not proceed at the time or in the manner we expect or at all, our ability to partner lorcaserin or other of our compounds or programs, the timing and ability of us to receive regulatory approval for our drug candidates, our ability to obtain and defend our patents, and the timing and receipt of payments and fees, if any, from our collaborators. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our other filings with the Securities and Exchange Commission. These forward-looking statements represent our judgment as of the time of the filing of this 8-K. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2009	Arena Pharmaceuticals, Inc.

	By:	/s/ Jack Lief
Jack Lief
President and Chief Executive Officer